UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
September 29, 2008
EZCORP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-19424	74-2540145
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation)	Number)	Identification No.)

1901 CAPITAL PARKWAY
AUSTIN, TEXAS	78746
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(512) 314-3400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ADVISORY SERVICES AGREEMENT WITH RELATED PARTY
On September 29, 2008, EZCORP, Inc. (“EZCORP”) entered into an advisory services agreement with Madison Park, a related party, (the “MP Agreement”). The MP Agreement is effective as of October 1, 2008. Prior to approving the MP Agreement, the Board of Directors appointed a special committee comprised of the four independent directors of EZCORP (the “Committee”) to perform a review of EZCORP’s relationship with Madison Park (the “Review”). The Review included a review of the advisory services provided to EZCORP by Madison Park during EZCORP’s 2008 fiscal year, a determination whether to continue utilizing Madison Park’s services, and a determination whether to enter into a new advisory services agreement with Madison Park. The Committee was also authorized to retain consultants and to review, negotiate, and approve the contractual terms of any agreement. As part of the Review, the Committee retained a qualified, independent financial advisory firm to evaluate the MP Agreement and render a fairness opinion, from a financial point of view, of the fee to be paid to Madison Park relative to the reasonable market rates for the services contemplated in the MP Agreement. Based on the Committee’s findings and conclusions, it elected to negotiate and approve the terms of the MP Agreement. The MP Agreement requires Madison Park to provide advice on EZCORP’s business and long-term strategic plan including, but not limited to, acquisitions and strategic alliances, operating and strategic objectives, investor relations, relations with investment bankers and other members of the financial services industry, international business development and strategic investment opportunities, and financial matters. The monthly fee for the services is $200,000. The MP Agreement has a one-year term and either party may terminate the MP Agreement at any time on thirty days’ written notice. A copy of the agreement is attached hereto as Exhibit 10.1.
INCENTIVE COMPENSATION PROGRAM FOR SENIOR MANAGEMENT TEAM
On September 29, 2008, EZCORP adopted and approved a fiscal year 2009 Incentive Compensation Program for its executive officers and key employees. See Item 5.02 in this Current Report on Form 8-K for a more complete description.
ITEM 5.02. COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
INCENTIVE COMPENSATION PROGRAM FOR SENIOR MANAGEMENT TEAM
On September 29, 2008, EZCORP adopted and approved a fiscal year 2009 Incentive Compensation Program (the “ICP”). The ICP is an annual plan for EZCORP’s executive officers and key employees (collectively the “Participants”). The ICP provides each of the Participants an opportunity to receive an annual incentive cash bonus based on EZCORP’s financial performance as a company and the Participant’s personal performance during fiscal 2009. The Compensation Committee of the Board of Directors approved the Officers and certain key employees’ participation in the ICP and the level of participation. The Board of Directors approved the financial company objectives.
The key terms of the ICP and the criteria for awarding bonuses under the ICP for the fiscal year ending September 30, 2009 are:
     1. Each Participant’s target bonus is determined as a percentage of base pay. Each Participant may have a Financial Performance Component and/or Personal Component discussed below. The percentages vary by position.
     2. EZCORP’s financial performance during fiscal 2009 will be measured by its net income, which may be adjusted for any special items, charges, or credits pursuant to the terms of the ICP (the “Financial Performance Component”). The Financial Performance Component payout ranges from 0% to 150% of the

Financial Performance Component target bonus for each Participant depending on the level of net income achieved.
     3. The Participant’s performance during fiscal 2009, in accomplishing defined personal (financial or non-financial) objectives, which are intended to enhance and support EZCORP’s strategic initiatives (the “Personal Component”). The Personal Component payout ranges from 0% to a maximum of 100% of the Personal Component target bonus for each Participant. No Personal Component payout is allowed unless EZCORP’s net income is at least 90% of the target net income (as described above).
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
10.1	Advisory Services Agreement between EZCORP, Inc. and Madison Park LLC.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC. (Registrant)
Date: September 29, 2008	By:	/s/ Daniel N. Tonissen
(Signature)
Senior Vice President, Chief Financial Officer, and Director

EXHIBIT INDEX
10.1	Advisory Services Agreement between EZCORP, Inc. and Madison Park LLC.